UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

Filing Timeline Update

Comverse Technology, Inc. (the “Company”) filed today its Annual Report on Form 10-K for the fiscal year ended January 31, 2010 (the “2009 Form 10-K”).  The Company is not yet current in its periodic reporting obligations under the federal securities laws.  The Company has determined that it can best provide current and accurate information to investors by focusing its efforts on preparing and filing its Annual Report on Form 10-K for the fiscal year ending January 31, 2011 (the “2010 Form 10-K”) and then preparing and filing such Quarterly Reports on Form 10-Q as may be required for it to become current in its periodic reporting obligations under the federal securities laws.  Although the Company does not expect to be able to file its 2010 Form 10-K by the April 1, 2011 due date, it intends to file the 2010 Form 10-K as soon as practicable thereafter.  The Company is in the process of reviewing the various milestones in its financial close and reporting and disclosure processes and expects to provide additional information on its timeline for completing its various periodic reports in late February 2011.

Liquidity Update

The Company disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2010, the Company’s management forecast that, in the absence of the successful completion of one or more contemplated initiatives, the Company and Comverse, Inc. (“Comverse”), the Company’s wholly-owned subsidiary, would experience a shortfall in the cash required to support the working capital needs of the business of the Company and Comverse during the fiscal year ending January 31, 2012.  As discussed in the 2009 Form 10-K, the Company has now successfully completed several of the contemplated initiatives to improve the cash position of the Company and Comverse such that management currently forecasts that available cash and cash equivalents will be sufficient for such period.

Management’s current forecast described above is based upon a number of assumptions described in the 2009 Form 10-K, including, among others, improved operating performance of the Comverse segment due to, among other things, the implementation of the second phase of Comverse’s restructuring plan; continued reduced operating costs attributable to the first phase of Comverse’s restructuring plan; restricted cash and bank time deposits in amounts consistent with historical levels; slight reductions in the unrestricted cash levels required to support the working capital needs of the business; reductions in professional fees incurred in connection with the Company’s efforts to become current in its periodic reporting obligations under the federal securities laws and, to a lesser extent, to remediate material weaknesses in internal control over financial reporting; sales or redemptions of substantially all of the Company’s remaining auction rate securities for proceeds consistent with their approximate recorded value as of October 31, 2010; intra-quarter working capital fluctuations consistent with historical trends; the use of cash (in lieu of the Company’s stock) to satisfy the $30.0 million payment obligation under the shareholder class action settlement due by May 15, 2011; and the use of the Company’s stock to satisfy $82.5 million of the $112.5 million payment obligation under such settlement agreement due by November 15, 2011.  Management believes that the above-noted assumptions are reasonable.  However, should one or more of management’s assumptions prove incorrect, or should one or more of the risks or uncertainties described herein or in the Company’s 2009 Form 10-K under Item 1A, “Risk Factors” materialize, which is hereby incorporated herein by reference, the Company and Comverse may experience a shortfall in the cash required to support working capital needs. The Company’s ability to use its shares of common stock to satisfy the $82.5 million of its payment obligations under the shareholder class action settlement is conditioned upon the Company becoming current in its periodic reporting obligations under the federal securities laws and its common stock being listed on a national exchange on or before the fifteenth trading day preceding the payment date of November 15, 2011.

Letter to Employees

The President and Chief Executive Officer of the Company issued today a letter to employees of CTI and Comverse.  A copy of the letter is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements.”  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

Item 9.01.     Financial Statements and Exhibits.

     (d) Exhibits

99.1	Letter to Employees, dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: January 25, 2011	By:	/s/ Joel E. Legon
Name: Joel E. Legon
Title: Senior Vice President and Interim Chief Financial Officer

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